Exhibit 23.6

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Extraction Oil & Gas, Inc. of our report dated August 17, 2015, relating to the statements of revenues and direct operating expenses of properties acquired by Extraction Oil & Gas, LLC from Noble Energy Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Denver, Colorado

September 13, 2016